Exhibit 4

REGISTRATION RIGHTS AGREEMENT

(COMMON STOCK)

THIS REGISTRATION RIGHTS AGREEMENT, dated as of December 27, 2018 (this “Agreement”), is made and entered into by and among GWG Holdings, Inc., a Delaware corporation (the “Company”) and each of the EXCHANGE TRUSTS set out on Schedule I (together with such additional Exchange Trusts that become a party hereto by joinder prior to the Second Closing (as such term is defined in the Master Exchange Agreement (as defined below)), each a “Seller Trust” and collectively the “Seller Trusts”), and as agreed to and accepted by Murray T. Holland and Jeffrey S. Hinkle as trust advisors to the Seller Trusts (the “Trust Advisors”) and any Holder Transferee.

RECITALS

WHEREAS, the Company and The Beneficient Company Group, L.P., a Delaware limited partnership (“Beneficient”) have entered into that certain Master Exchange Agreement (as amended, the “Master Exchange Agreement”), as amended and restated with effect as of January 12, 2018, by and among the Company, GWG Life, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, Beneficient, MHT Financial SPV, LLC, a Delaware limited liability company and wholly owned subsidiary of MHT Financial, L.L.C., and each of the Exchange Trusts set out on Schedule I thereto, and as agreed and accepted by Murray T. Holland and Jeffrey S. Hinkle as trust advisors, pursuant to which the Seller Trusts has acquired shares of common stock, par value $0.001, of the Company (the “Common Stock” or the “Securities”);

WHEREAS, the Company and the Seller Trusts, in accordance with Section 7.6(b) of the Master Exchange Agreement, desire to enter into this Agreement, pursuant to which the Company grants the Seller Trusts certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1. Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board of Directors of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) would, in the good faith judgment of the Board of Directors of the Company, have a material adverse effect on the Company or on any pending negotiation or plan of the Company to effect a merger, acquisition, disposition, financing, reorganization, recapitalization or other similar transaction that is material to the Company.

“Aggregate Offering Price” means the aggregate offering price of Registrable Securities in any offering, calculated based upon the Fair Market Value of the Registrable Securities, in the case of a Minimum Amount, as of the date that the applicable Demand Registration request is delivered, and in the case of an Underwritten Shelf Takedown, as of the date that the applicable Underwritten Shelf Takedown Notice is delivered.

“Agreement” shall mean this Registration Rights Agreement, as amended, modified or supplemented from time to time, in accordance with the terms hereof, together with any exhibits, schedules or other attachments hereto.

“Beneficient” shall have the meaning given in the Recitals.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals.

“Company” shall have the meaning given in the Preamble.

“Covered Person” shall have the meaning given in subsection 4.1.1.

“Demand Registration” shall have the meaning given in subsection 2.2.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time, and the rules and regulations thereunder.

“Excluded Registration Statement” shall mean a registration statement on Form S-4 or Form S-8 or any successor forms promulgated for the same purposes.

“Fair Market Value” means, with respect to any shares of Common Stock, the average closing sales price, calculated for the five (5) trading days immediately preceding the date of a determination.

“Form S-1” shall have the meaning given in subsection 2.2.1.

“Form S-3” shall have the meaning given in subsection 2.3.

“Holder” means a Seller Trust and any Holder Transferee that has become a party to this Agreement by executing and delivering a counterpart to this Agreement in the form attached hereto as Exhibit A, in each case to the extent such Person is a holder or beneficial owner of Registrable Securities.

“Holder Transferee” means a transferee of such Holder that has become a party to this Agreement as provided in Section 5.2.4.

“Initiating Holder(s)” means the Holder(s) requesting an Underwritten Shelf Takedown pursuant to Section 2.2.6 or a Demand Registration pursuant to Section 2.2.1.

“Master Exchange Agreement” shall have the meaning given in the Recitals hereto.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.2(a).

“Minimum Amount” means an amount of Registrable Securities that is reasonably expected to have an Aggregate Offering Price of at least $50 million.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus in the light of the circumstances under which they were made not misleading.

“Participating Holder” means any Holder participating in an Underwritten Shelf Takedown or Demand Registration that such Holder did not initiate.

“Piggyback Registration” shall have the meaning given in subsection 2.1.1.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (i) any shares of Common Stock held or beneficially owned by a Holder from time to time, (ii) any shares of Common Stock or other securities issued or issuable to a Holder upon the conversion, exercise or exchange, as applicable, of any shares of Common Stock held or beneficially owned by a Holder and (iii) any shares of Common Stock issued or issuable to a Holder with respect to any shares of Common Stock described in clauses (i) and (ii) above by way of a dividend or split or in exchange for or upon conversion of such units or otherwise in connection with a combination of units, unit subdivision, distribution, recapitalization, merger, consolidation, other reorganization or other similar event (it being understood that, for purposes of this Agreement, a person shall be deemed to hold Registrable Securities whenever such person in its sole discretion has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected); provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; or (D) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all Commission and other registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority) and any fees and expenses associated with filings to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are to be listed or quoted

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses (including the cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto);

(D) all fees and disbursements of counsel for the Company;

(E) all fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration.

(F) all fees and expenses incurred in connection with any “road show” for underwritten offerings, including all costs of travel, lodging and meals;

(G) all transfer agent’s and registrar’s fees; and

(H) the reasonable fees and expenses of counsel to the Holders (not to exceed $7,500 in connection with any single registration or offering.

For the avoidance of doubt, Registration Expenses shall not include the fees or expenses of any underwriters’ counsel.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Securities” shall have the meaning given in the Recitals.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission thereunder.

“Shelf Registration” shall have the meaning given in subsection 2.2.6.

“Shelf Registration Statement” shall have the meaning given in subsection 2.2.6.

“Shelf Takedown” shall have the meaning given in subsection 2.2.6.

“Seller Trusts” shall have the meaning given in the Preamble.

“Trust Advisors” shall have the meaning given in the Preamble.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Takedown” shall have the meaning given in subsection 2.2.7.

“Underwritten Shelf Takedown Notice” shall have the meaning given in subsection 2.2.7.

ARTICLE II

REGISTRATIONS

2.1. Piggyback Registration.

2.1.1 Piggyback Rights. If, at any time, the Company proposes to file a Registration Statement in connection with any public offering of the Company’s Common Stock under the Securities Act whether for its own account or for the account of one or more holders of such securities (other than an Excluded Registration Statement), then the Company shall give written notice of such proposed filing to the Holders as soon as practicable but not less than twenty (20) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to the Holders the opportunity to register the sale of such number of Registrable Securities of the same class as the Holders may request in writing within fifteen (15) days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.1.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. Should the Holders propose to participate in an Underwritten Offering under this subsection 2.1.1, then the Holders shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.1.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders in writing that the number of shares of Common Stock that the Company desires to sell, taken together with (i) the shares of Common Stock , if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders hereunder and (ii) the Registrable Securities as to which registration has been requested pursuant Section 2.1 hereof, exceeds the Maximum Number of Securities (as defined below), then:

(a)   If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum number of such securities, the “Maximum Number of Securities”); (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of the Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.1.1 hereof, allocated, in the case of this clause (B), pro rata among such Holders on the basis of the number of Registrable Securities initially proposed to be included by each such Holder in such offering, up to the number of Registrable Securities, if any, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other persons, which can be sold without exceeding the Maximum Number of Securities;

(b)   If the Registration is pursuant to a request by persons or entities other than the Holders, then the Company shall include in any such Registration (A) first, the shares of Common Stock of such requesting persons or entities, other than the Holders, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.1.1, allocated, in the case of this clause (B), pro rata among such Holders on the basis of the number of Registrable Securities initially proposed to be included by each such Holder in such offering, up to the number of Registrable Securities, if any, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.1.3 Piggyback Registration Withdrawal. A Holder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of such Holder’s intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.1.3.

2.2. Demand Registration.

2.2.1 Request for Registration. Subject to the provisions of subsection 2.2.4 and Section 2.3 hereof, a Holder may make a written demand for the Registration of all or a portion of its then outstanding Registrable Securities which written demand shall describe the amount of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). Upon receipt by the Company of any such written notification from a Holder to the Company, the Holder shall be entitled to have its Common Stock or other equity securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than forty five (45) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by such Holder pursuant to such Demand Registration and, subject to subsection 2.1.1, with respect to which the Company has received a written request for inclusion in the Demand Registration from a Holder no later than fifteen (15) days after the date on which notice was given to Holders of the Demand Registration request. The Company shall use its reasonable best efforts to cause the Registration Statement filed pursuant to this subsection 2.2.1 to be declared effective by the Commission or otherwise become effective under the Securities Act as promptly as practicable after the filing thereof. A Demand Registration shall be effected by way of a Registration Statement on Form S-3 or a registration statement on any other appropriate form that the Company is permitted to use. The Company shall not be required to effect a Demand Registration unless the Demand Registration includes Registrable Securities in an amount not less than the Minimum Amount. Under no circumstances shall the Company be obligated to effect more than one (1) Registration pursuant to a Demand Registration under this subsection 2.2.1 in any 12-month period with respect to any or all Registrable Securities.

2.2.2 Effective Registration. Notwithstanding the provisions of subsection 2.2.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) the Holders included in the Registration Statement thereafter affirmatively elect to continue with such Registration and accordingly notifies the Company in writing, but in no event later than five (5) days, of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.2.3 Underwritten Offering. Should the Company propose to distribute its Common Stock or other equity securities through an Underwritten Offering, then the Holders shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company subject to the approval of the Holders, such approval not to be unreasonably withheld, conditioned or delayed. If a Demand Registration is an underwritten offering, the Initiating Holder(s) shall have the right to select the investment banking firm(s) to act as the managing underwriter(s) in connection with such offering (including which such managing underwriters will serve as lead or co-lead), subject to the approval of the Company (which approval shall not be unreasonably withheld, conditioned or delayed).

2.2.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company and the Holders in writing that the number of Registrable Securities that the Holders desire to sell, taken together with all other shares of Common Stock or other equity securities that the Company desires to sell and the shares of Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other Persons who desire to sell, exceeds the Maximum Number of Securities, then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Initiating Holders allocated, in the case of this clause (i), pro rata among such Initiating Holders on the basis of the number of Registrable Securities initially proposed to be included by each such Initiating Holders in such offering, up to the number of Registrable Securities, if any, that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the shares of Common Stock proposed to be sold by the Participating Holders, pro rata, that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other equity securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Common Stock of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities. If more than one Participating Holder is participating in such Demand Registration and the managing underwriters of such offering determine that a limited number of Registrable Securities may be included in such offering without reasonably being expected to adversely affect the success of the offering (including the price, timing or distribution of the securities to be sold in such offering), then the Registrable Securities that are included in such offering shall be allocated pro rata among the Participating Holders on the basis of the number of Registrable Securities initially requested to be sold by each such Participating Holders in such offering.

2.2.5 Demand Registration Withdrawal. A Holder shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company of such Holder’s intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of its Registrable Securities pursuant to such Demand Registration. Upon receipt of notices from all applicable Holders to such effect, or if such withdrawal shall reduce the Aggregate Offering Price for the offering of the Registrable Securities to be registered in connection with such Demand Registration below the Minimum Amount, the Company shall cease all efforts to seek effectiveness of the applicable Registration Statement, unless the Company intends to effect a primary offering of securities pursuant to such Registration Statement. In the event that all applicable Holders withdraw their Registrable Securities from a Demand Registration, the Demand Registration request shall not count against the limitation on the number of Demand Registrations set forth in subsection 2.2.1. In such event (unless the withdrawal is made following commencement of a suspension period under Section 3.4), the Holder(s) shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.2.5.

2.2.6 Shelf Registration. As promptly as practicable after the date hereof, the Company shall (i) prepare and file with the Commission a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto that permits registration of all Registrable Securities then outstanding (a “Shelf Registration”), (ii) amend an existing registration statement so that it is usable for Shelf Registration and an offering on a delayed or continuous basis of Registrable Securities, or (iii) file a prospectus supplement that shall be deemed to be a part of an existing registration statement in accordance with Rule 430B under the Securities Act that is usable for Shelf Registration and an offering on a delayed or continuous basis of Registrable Securities (as applicable, a “Shelf Registration Statement”). If permitted under the Securities Act, such Shelf Registration Statement shall be an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act. The Company shall use its best efforts to (i) cause the Shelf Registration Statement to be declared effective by the Commission or otherwise become effective under the Securities Act as promptly as practicable after the filing thereof and (ii) keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and useable for the resale of Registrable Securities until such time as there are no Registrable Securities remaining, this Agreement is terminated in accordance with its terms, or the Company is no longer eligible to maintain a Shelf Registration Statement, including by filing successive replacement or renewal Shelf Registration Statements upon the expiration of such Shelf Registration Statement. At any time and from time to time that a Shelf Registration Statement is effective, if the Holders request the registration under the Securities Act of additional Registrable Securities pursuant to such Shelf Registration Statement, the Company shall as promptly as practicable amend or supplement the Shelf Registration Statement to cover such additional Registrable Securities. Each Holder shall be entitled, at any time and from time to time when a Shelf Registration Statement is effective, to sell any or all of the Registrable Securities covered by such Shelf Registration Statement (a “Shelf Takedown”). Each Holder shall give the Company prompt written notice of the consummation of a Shelf Takedown.

2.2.7 Each Holder shall be entitled to request, by written notice to the Company (an “Underwritten Shelf Takedown Notice”), that a Shelf Takedown be an underwritten offering (an “Underwritten Shelf Takedown”). The Underwritten Shelf Takedown Notice shall specify the number of Registrable Securities intended to be offered and sold by such Holder pursuant to the Underwritten Shelf Takedown and the intended method of distribution. The Company shall not be required to facilitate an Underwritten Shelf Takedown unless the amount of such offering is expected to be at least the Minimum Amount. If a Holder proposes an Underwritten Shelf Takedown, then such Holder shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Shelf Takedown by the Holders subject to the approval of the Company, such approval not to be unreasonably withheld or delayed.

2.3. Restrictions on Registration Rights. If the Seller Trusts have requested an Underwritten Registration and the Company and the Seller Trusts are unable to obtain the commitment (which may be subject to the execution of an underwriting agreement at the time of the pricing of the offering) of one or more underwriters to firmly underwrite the offering, the Company may defer its obligation to file a Registration Statement until the one or more underwriters have so committed.

ARTICLE III

COMPANY PROCEDURES

3.1. General Procedures. If at any time the Company is required to effect the Registration of Registrable Securities, the Company shall use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities, make all required filings required in connection therewith (if the Registration Statement is not automatically effective upon filing) and use its reasonable best efforts to cause such Registration Statement to become effective as promptly as practicable and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders included in such Registration or the legal counsel for such Holders may request, give such Underwriters such Holders an opportunity to comment on such documents, not file any Registration Statement or Prospectus or amendments or supplements thereto to which the Underwriters or such Holders shall reasonably object and keep the Underwriters and such Holders reasonably informed as to the registration process;

3.1.4 respond as promptly as reasonably practicable to any comments received from the Commission with respect to each Registration Statement or any amendment thereto, and upon notification by the Commission that a Registration Statement will not be reviewed or is no longer subject to further review and comments, the Company shall request acceleration of such Registration Statement within five (5) trading days after receipt of such notice;

3.1.5 prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders (in light of the Holders’ intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities, including the Financial Industry Regulatory Authority Inc., as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.6 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.7 provide a transfer agent and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.8 advise the Holders promptly (i) each time when a Registration Statement, any pre- effective amendment thereto, the Prospectus or any Prospectus supplement or any post-effective amendment to a Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective; (ii) of any oral or written comments by the Commission or of any request by the Commission or any other federal or state governmental authority for amendments or supplements to the Registration Statement or the Prospectus or for any additional information regarding the Holders; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for any such purpose and promptly use its reasonable best efforts to obtain the withdrawal of any such stop order; and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

3.1.9 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus (but excluding any filing of a Current Report on Form 8-K), furnish a copy thereof to the Holders or their counsel;

3.1.10 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and, as promptly as practicable, prepare, file with the Commission and furnish to the Underwriters and to the Holders a reasonable number of copies of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

3.1.11 permit a representative of the Holders, the Underwriters, if any, and one attorney or accountant retained by the Holders or such Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to the Holders;

3.1.13 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14 make available for inspection by the Holders, upon reasonable notice at reasonable times and for reasonable periods, any Underwriter participating in any Underwritten Offering and any attorney, accountant or other agent retained by the Holders or Underwriter, all corporate documents, financial and other records relating to the Company and its business reasonably requested by the Holders or Underwriter, cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Holders, Underwriter, attorney, accountant or agent in connection with such registration or offering and make senior management of the Company and the Company’s independent accountants available for customary due diligence and drafting sessions; provided, that any person gaining access to information or personnel of the Company shall (i) reasonably cooperate with the Company to limit any resulting disruption to the Company’s business and (ii) protect the confidentiality of any information regarding the Company which the Company determines in good faith to be confidential and of which determination such person is notified, pursuant to customary confidentiality agreements reasonably acceptable to the Company;

3.1.15 in the case of an Underwritten Offering of Registrable Securities, furnish to each Underwriter participating in an offering of Registrable Securities (i) (A) all legal opinions of outside counsel to the Company required to be included in the Registration Statement and (B) a written legal opinion of outside counsel to the Company, dated the closing date of the offering, in form and substance as is customarily given in opinions of outside counsel to the Company to Underwriters in Underwritten Offerings; and (ii) use reasonable best efforts (A) to obtain all consents of independent public accountants required to be included in the Registration Statement and (B) on the date of the execution of the applicable underwriting agreement and at the closing of the offering, dated the respective dates of delivery thereof, a “comfort letter” signed by the Company’s independent public accountants in form and substance as is customarily given in accountants’ letters to Underwriters in Underwritten Offerings;

3.1.16 in the case of an Underwritten Offering of Registrable Securities, make senior management of the Company available, to the extent reasonably requested by the managing Underwriter(s), to assist in the marketing of the Registrable Securities to be sold in such Underwritten Offering, including the participation of such members of senior management of the Company in “road show” presentations and other customary marketing activities, including “one-on-one” meetings with prospective purchasers of the Registrable Securities to be sold in such underwritten offering (with an understanding that these shall be scheduled in a collaborative manner so as not to unreasonably interfere with the conduct of business of the Company), and otherwise facilitate, cooperate with, and participate in such Underwritten Offering and customary selling efforts related thereto, in each case to the same extent as if the Company were engaged in a primary Underwritten Offering of its Common Stock; and

3.1.17 in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2. Registration Expenses. Except as set forth in subsection 2.2.5, the Company shall pay directly or promptly reimburse all costs, fees and expenses incident to the Company’s performance of or compliance with this Agreement in connection with the registration of Registrable Securities. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and all reasonable fees and expenses of one legal counsel representing the Holders.

3.3. Requirements for Participation in Underwritten Offerings. A Holder may not participate in any Underwritten Offering pursuant to a Registration initiated by the Company hereunder unless the Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4. Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each Holder shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion (which, for purposes of this Agreement, shall include information incorporated by reference) in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, determined in good faith by the Company to be necessary for such purpose; provided, that (except where the reason for any such circumstance is due to the failure of Beneficient to provide financial statements that are required to be included in the Company’s filings with the Commission pursuant to the rules and regulations of the Commission, unless the Company shall have received a waiver from the Commission for including such financial statements) the Company shall not be entitled to exercise such right (i) more than two times during any 12-month period, (ii) for a period exceeding sixty (60) days on any one occasion, or (iii) for a period exceeding one hundred and twenty (120) days during any 12-month period. If the Company delays or suspends a Demand Registration, a Holder shall be entitled to withdraw its Demand Registration request and, if it does so, such Demand Registration Request shall not count against the limitation on the number of such Demand Registrations set forth in subsection 2.2.1. In the event the Company exercises its rights under the preceding sentence, each Holder agrees to suspend, immediately upon its receipt of the notice referred to above, its use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5. Reporting Obligations. As long as a Holder owns Registrable Securities, the Company, at all times while it shall be reporting under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act. The Company further covenants that it shall take such further action as the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell their shares of Common Stock by them without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any reasonable and customary legal opinions. Upon the request of a Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1. Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder, its officers, directors, employees and agents and each person who controls such Holder within the meaning of the Securities Act or the Exchange Act (each, a “Covered Person”), against all losses, claims, damages, liabilities and expenses to which such Covered Person may become subject under the Securities Act, the Exchange Act, any state blue sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon (a) any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus, free writing prospectus (in each case prepared by or with participation by the Company) or any amendment thereof or supplement thereto or any document incorporated by reference therein or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall reimburse each Covered Person for any legal or other expenses reasonably incurred by such Covered Person in connection with investigating, defending or settling any such loss, claim, action, damage or liability (whether or not such Covered Person is a party thereto), except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein, or (b) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement. The Company shall agree in any Underwriting Agreement entered into in accordance with this Agreement to indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Covered Persons.

4.1.2 In connection with any Registration Statement in which a Holder is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein. A Participating Holder shall agree in any Underwriting Agreement to which it is a party for the sale of its Registrable Securities as provided herein to indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim or action with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or action, permit such indemnifying party to assume the defense of such claim or action with counsel reasonably satisfactory to the indemnified party; provided, that any indemnified party shall continue to be entitled to participate in the defense of such claim or action, with counsel of its own choice, but the indemnifying party shall not be obligated to reimburse the indemnified party for any fees, costs and expenses subsequently incurred by the indemnified party in connection with such defense unless (A) the indemnifying party has agreed in writing to pay such fees, costs and expenses, (B) the indemnifying party has failed to assume the defense of such claim or action within a reasonable time after receipt of notice of such claim or action, (C) having assumed the defense of such claim or action, the indemnifying party fails to employ counsel reasonably acceptable to the indemnified party, (D) in the reasonable judgment of any such indemnified party, based upon advice of its counsel, a conflict of interest exists or may potentially exist between such indemnified party and the indemnifying party with respect to such claims or (E) the indemnified party has reasonably concluded that there may be one or more legal or equitable defenses available to it and/or other any other indemnified party which are different from or additional to those available to the indemnifying party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement (i) which includes any admission of wrongdoing or injunctive or equitable relief binding on any indemnified party or (ii) which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each such Holder also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of a Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1. Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) electronic transmission with evidence of delivery. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, or electronic transmission, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of the courier) or at such time as delivery is refused by the addressee upon presentation. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2. Assignment; Third Party Beneficiaries.

5.2.1 The Company may not assign its rights or obligations hereunder without the prior written consent of the Holders. Subject to compliance with subsection 5.2.4 hereof, the rights of a Holder hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, may be assigned by a Holder to transferees or assignees of all or any portion of the Registrable Securities.

5.2.2 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns.

5.2.3 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement, Section 4.1 and Section 5.2 hereof.

5.2.4 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement in the form attached hereto as Exhibit A). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3. Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4. Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS AMONG DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION.

5.5. Amendments and Modifications. Upon the written consent of the Company and the Holders, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified. No course of dealing between the Holders or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of a Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.6. Other Registration Rights. The Company represents and warrants that no person, other than the Holders, has any right to require the Company to register any Common Stock of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail. The Company agrees that it will not enter into any agreement with respect to its securities that violates or subordinates or is otherwise inconsistent with the rights granted to the Holders under this Agreement. If the Company enters into any agreement after the date hereof granting any person registration rights with respect to any Common Stock of the Company which agreement contains any material provisions more favorable to such person than those set forth in this Agreement, the Company will notify the Holders and will agree to such amendments to this Agreement as may be necessary to provide these rights to the Holders.

5.7. Term. This Agreement shall terminate upon the earlier of (i) the date that the Holders are permitted to sell all Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale) and (ii) the date as of which all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder).

5.8 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under law to post security or a bond as a prerequisite to obtaining equitable relief.

5.9. Seller Trusts and Trust Advisors. It is expressly understood and agreed that (a) this document is executed and delivered by Delaware Trust Company, not individually or personally, but solely as Trustee, pursuant to direction from the Trust Advisors and in the exercise of the powers and authority conferred and vested in Delaware Trust Company as Trustee pursuant to the Trust Agreements of the Seller Trusts (the “Trust Agreements”) and the Trustee is governed by and subject to the Trust Agreements and entitled to the protections, rights and benefits contained therein, (b) each of the representations, undertakings and agreements herein made on the part of the Seller Trusts and Trust Advisors is made and intended not as personal representations, undertakings and agreements by Delaware Trust Company but is made and intended for the purpose for binding only the Seller Trusts and respective trust estates (the “Seller Trust Assets”), (c) nothing herein contained shall be construed as creating any liability on Delaware Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Delaware Trust Company be personally liable for the payment of any indebtedness or expenses of the Seller Trusts or Trust Advisors or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Seller Trusts or Trust Advisors under this Agreement or any other related documents, and (e) under no circumstances shall the Trust Advisors be personally liable for the payment of any indebtedness or expenses or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement, all such recourse being strictly to the Seller Trust Assets.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

THE COMPANY:

GWG HOLDINGS, INC.
a Delaware corporation

By:	/s/ Jon R. Sabes
Name: Jon R. Sabes
Title: Chief Executive Officer

THE LT-1 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

THE LT-2 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

THE LT-3 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

THE LT-4 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

THE LT-5 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

[Signature Page to Stock Registration Rights Agreement]

THE LT-6 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

THE LT-7 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

THE LT-8 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

THE LT-9 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

THE LT-12 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

THE LT-13 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

THE LT-14 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

THE LT-15 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

THE LT-16 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

THE LT-17 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

THE LT-18 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

THE LT-19 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

THE LT-20 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

THE LT-21 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

THE LT-22 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

THE LT-23 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

THE LT-24 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

THE LT-25 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

THE LT-26 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

ACCEPTED AND AGREED

THIS       DAY OF DECEMBER, 2018:

/s/ MURRAY T. HOLLAND
MURRAY T. HOLLAND, as Trust Advisor

/s/ JEFFREY S. HINKLE
JEFFREY S. HINKLE, as Trust Advisor

[Signature Page to Stock Registration Rights Agreement]

SCHEDULE I

LIST OF SELLER EXCHANGE TRUSTS

THE LT-1 EXCHANGE TRUST

THE LT-2 EXCHANGE TRUST

THE LT-3 EXCHANGE TRUST

THE LT-4 EXCHANGE TRUST

THE LT-5 EXCHANGE TRUST

THE LT-6 EXCHANGE TRUST

THE LT-7 EXCHANGE TRUST

THE LT-8 EXCHANGE TRUST

THE LT-9 EXCHANGE TRUST

THE LT-12 EXCHANGE TRUST

THE LT-13 EXCHANGE TRUST

THE LT-14 EXCHANGE TRUST

THE LT-15 EXCHANGE TRUST

THE LT-16 EXCHANGE TRUST

THE LT-17 EXCHANGE TRUST

THE LT-18 EXCHANGE TRUST

THE LT-19 EXCHANGE TRUST

THE LT-20 EXCHANGE TRUST

THE LT-21 EXCHANGE TRUST

THE LT-22 EXCHANGE TRUST

THE LT-23 EXCHANGE TRUST

THE LT-24 EXCHANGE TRUST

THE LT-25 EXCHANGE TRUST

THE LT-26 EXCHANGE TRUST

 EXHIBIT A

FORM OF JOINDER

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Registration Rights Agreement, dated as of December 27, 2018 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “GWG Registration Rights Agreement”), by and among GWG Holdings, Inc., each of the Exchange Trusts parties thereto, and as agreed to and accepted by Murray T. Holland and Jeffrey S. Hinkle as trust advisors to the Seller Trusts, and any other person or entity that becomes a party to the GWG Registration Rights Agreement in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the GWG Registration Rights Agreement.

By executing and delivering this Joinder Agreement to the GWG Registration Rights Agreement, the undersigned hereby agrees, effective commencing on the date hereof, to become a party to, and to be bound by and comply with the provisions of, the GWG Registration Rights Agreement applicable to it as a holder of Registrable Securities, in the same manner as if the undersigned were an original signatory to the GWG Registration Rights Agreement.

The undersigned acknowledges and agrees that Section 5.1 through Section 5.8 of the GWG Registration Rights Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank; signature appears on next page]

Accordingly, the undersigned have executed and delivered this Joinder Agreement as of the       day of                         ,         .

Name:	[HOLDER/TRANSFEREE]

By:
Name:
Title:
Notice Information

Address:
Telephone:
Facsimile:
Email:

AGREED AND ACCEPTED

as of the       day of                        ,                               .

GWG HOLDINGS, INC.

By:
Name:
Title:

[TRANSFEROR (if applicable)]

By:
Name:
Title: